Exhibit 10.12

FIRST AMENDMENT OF
PURCHASE AND SALE CONTRACT

            THIS FIRST AMENDMENT OF PURCHASE AND SALE CONTRACT(this “Amendment”) is entered into effective as of the 19th day of September, 2008, by and between LAKEWOOD AOPL, A TEXAS LIMITED PARTNERSHIP, a Texas limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“Seller”), and VR GENERAL PARTNER LLC, a Delaware limited liability company, having a principal address at 711 West Bay Area Boulevard, Suite 602, Webster, Texas 77027 (“Purchaser”).

RECITALS

A.        Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of August 28, 2008 (the “Contract”), regarding the real property located in Tomball, Texas, commonly known as the Lakewood Apartments, as more particularly described in the Contract.

B.         The Contract was previously terminated by Purchaser pursuant to the terms thereof and Purchaser and Seller now desire to reinstate the Contract and to make modifications and clarifications to the Contract subject to the terms and conditions described below.

C.        All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Contract.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:

agreements

1.                  Reinstatement.  The Contract is hereby reinstated.  The Contract, as reinstated and modified hereby, shall be in full force and effect as though there had been no termination thereof.

2.                  Feasibility Period.  Section 3.1 of the Contract is hereby amended in its entirety to provide as follows:

“3.1   Feasibility Period.  Subject to the terms of Section 3.3 and 3.4 and the rights of Tenants under the Leases, from the Effective Date to and including September 30, 2008 at 5:00 p.m. Dallas, Texas time (the “Feasibility Period”), Purchaser, and its agents, contractors, engineers, surveyors, attorneys and employees (collectively, “Consultants”) shall, at no cost or expense to Seller, have the right from time to time to enter onto the Property to conduct and make any and all customary studies, tests, examinations, inquiries, inspections and investigations of or concerning the Property, review the Materials and otherwise confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property and Purchaser’s intended use thereof (collectively, the “Inspections”).”

3.                  Closing Date.   Section 5.1 of the Contract is hereby amended in its entirety to provide as follows:

“5.1  Closing Date.  The Closing shall occur on October 20, 2008 (the “Closing Date”) through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, in connection with Seller’s payment in full of the Note (the “Loan Payoff”).”

4.                  Notices.  Section 13.6 of the Contract is hereby amended by deleting Apartment Realty Advisors’ address for notices in its entirety and replacing it with the following Broker address for notices:

CB Richard Ellis – Capital Markets

2415 East Camelback Road

Phoenix, Arizona  85016

Attention:  Sean Cunningham

Telephone:  (602) 735-1740

Facsimile: (602) 735-5156

5.                  Effectiveness of Contract.  Except as expressly stated herein, the Contract shall remain unmodified and in full force and effect.  If there is any conflict between the Contract and the terms of this Amendment, the terms of this Amendment shall control.

6.                  Counterparts.  This Amendment may be executed in multiple counterparts, and all such counterparts together shall be construed as one document.

7.                  Telecopied/Electronic Mail Signatures.  A counterpart of this Amendment signed by one party to this Amendment and telecopied or sent by electronic mail to another party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Amendment.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Seller:

LAKEWOOD AOPL, A TEXAS LIMITED PARTNERSHIP,

a Texas limited partnership

By:       LAKEWOOD AOPL, INC.,
a Texas corporation,
its general partner

By:  /s/Brian J. Bornhorst
Name:  Brian J. Bornhorst
Title:  Vice President

Purchaser:

VR GENERAL PARTNER LLC,

a Delaware limited liability company

By:  /s/Andrew Stewart
Name:  Andrew Stewart
Title:  Secretary